FOURTH QUARTER 2003 EARNINGS AND OUTLOOK
ANALYST CONFERENCE CALL
February 3, 2004 – 1:00 PM EST

FOURTH QUARTER AND FULL YEAR 2003

RESULTS AND OUTLOOK

February 3, 2004

MICKEY

Slide 1 — LOGO

Introduction – Good afternoon and thank you for participating in Millennium Chemicals’ analyst conference call and welcome to those participants on the Internet. Today we will cover results for the fourth quarter of 2003 and our outlook. Speakers include Bob Lee, our President and Chief Executive Officer, Jack Lushefski, our EVP and Chief Financial Officer, and myself, Mickey Foster, VP of Corporate and Investor Relations.

As we announced in the invitation to this conference call, you can view the slides and listen to our presentation live by accessing our website (www.millenniumchem.com) and clicking on the Investor Relations icon.

The slides available to our Internet participants are meant as an enhancement tool and they contain information which is either in our press release or which we will discuss during this presentation.

Here are two instructions for our Internet participants:

First, in addition to asking questions on the conference call as you have traditionally done, you can ask questions by clicking on the “send question” button located on the left hand portion of your screen and we will respond to them live during the Q&A portion of this conference call.

Second, the slides will automatically move forward during the presentation on your screen.

DISCLAIMER

The statements made on this conference call relating to matters that are not historical facts are forward looking statements.  Our forward-looking statements are present expectations. Actual
events and results may differ materially due to the impact of factors such as industry cyclicality, general economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Company’s SEC filings.
Please note we disclaim any obligation to update our forward-
looking statements.  In addition, any non-GAAP financial measure discussed in this presentation will be reconciled to the most directly comparable GAAP measure either in the presentation
itself or in information to be posted with our presentation
materials on our website.

Slide 2 — DISCLAIMER

Before we start, our lawyers asked me to preface with our safe harbor legal statement: The statements made on this conference call relating to matters that are not historical facts are forward looking statements. Our forward-looking statements are present expectations. Actual events and results may differ materially due to the impact of factors such as industry cyclicality, general economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Company’s SEC filings. Please note we disclaim any obligation to update our forward-looking statements. In addition, any non-GAAP financial measure discussed in this presentation will be reconciled to the most directly comparable GAAP measure either in the presentation itself or in information to be posted with our presentation materials on our website.

Jack will begin and will cover the financials, I will cover TiO2, Acetyls, Specialties and Equistar and Bob will conclude with our 2003 progress and our priorities in 2004. Then we will be glad to answer questions. Jack…

JACK

Thanks Mickey.

4Q03 HIGHLIGHTS

TiO2

Asset impairment charges of $103 million
($101 million after tax)

Lower profits primarily due to higher
manufacturing costs

Acetyls

Margins expanded with stable prices and lower
raw material costs

Equistar

Results negatively impacted by high, volatile raw
material and energy prices as well as financing
and severance costs

Slide 3 – 4Q03 HIGHLIGHTS

Millennium reported a consolidated operating loss of $97 million for the fourth quarter of 2003. Operating income in the fourth quarter of 2003 was negatively impacted by asset impairment charges of $103 million ($101 million after tax) associated primarily with the writedown of property, plant, and equipment at our Le Havre, France TiO2 plant. That plant was a loss maker in 2003 and, although we will continue production there in 2004, we are planning on rationalizing capacity at that facility in the next few months to improve its cost structure. The fourth quarter was also impacted by higher manufacturing costs in our TiO2 business segment due to unfavorable exchange rates and to a lesser extent, higher maintenance and raw materials costs. Operating income for our Acetyls business was higher than both the fourth quarter of 2002 and the third quarter of 2003 as prices remained stable and raw material prices declined. Equistar’s results were negatively impacted by high, volatile raw material and energy prices as well as financing and severance costs. Mickey will discuss individual business segment performance in more detail when I complete my comments.

QUARTERLY GAAP RECONCILIATION

$mn, except per share amounts

4Q03

4Q02

Net

Per

Net

Per

Loss

Share

Loss

Share

(Restated)

Reported GAAP

(120

)

(1.87

)

(2)

(0.03

)

Reorganization costs

2

0.03

-

-

Asset impairment charges

101

1.58

-

-

Legacy claims

-

-

(1)

(0.01

)

Company’s share of Equistar’s:

Financing costs

3

0.04

-

-

Severance costs

1

0.02

-

-

Tax accrual adjustments

(18

)

(0.28

)

(22)

(0.35

)

As adjusted

(31

)

(0.48

)

(25)

(0.39)

Slide 4 – QUARTERLY GAAP RECONCILIATION

Moving to slide 4 …this slide provides a reconciliation from our reported GAAP net loss to the adjusted loss we provide and will discuss on a subsequent slide. Reorganization expenses related to the cost reduction program outlined in our July 21, 2003 press release, asset impairment charges, Equistar’s financing and severance costs and tax accrual adjustments are highlighted as reconciling items for the fourth quarter of 2003.

ANNUAL GAAP RECONCILIATION

$mn, except per share amounts

2003

2002

Net

Per

Net

Per

Loss

Share

Loss

Share

(Restated)

Reported GAAP

(184

)

(2.88

)

(333)

(5.24

)

Cumulative effect of

accounting change:

Goodwill write-off

-

-

305

4.80

Asset retirement obligations

1

0.02

-

-

Reorganization costs

12

0.19

-

-

Asset impairment charges

101

1.58

-

-

Legacy claims

-

-

(4)

(0.06

)

Collection of note

(2)

(0.03)

-

-

Company’s share of Equistar’s:

Loss on sale of assets

3

0.04

-

-

Financing costs

7

0.11

-

-

Severance costs

1

0.02

-

-

Tax accrual adjustments

(18

)

(0.28

)

(22)

(0.35

)

As adjusted

(79

)

(1.23

)

(54)

(0.85)

Slide 5 – ANNUAL GAAP RECONCILIATION

Moving to slide 5 …this slide provides the same reconciliation from reported GAAP to an adjusted loss for the full year of 2003. The cumulative effect of accounting change for asset retirement obligations, reorganization expenses, asset impairment charges, the collection of a note receivable, our share of Equistar’s loss on sale of assets, financing costs and severance, and tax accrual adjustments are included as reconciling items.

ADJUSTED PROFIT AND LOSS
SUMMARY

$mn, except per share amounts

(Restated)

(Restated)

4Q

Year

03

02

03

02

Operating profit

8

22

70

74

Interest

(24)

(22)

(92)

(86)

Equistar

(24)

(34)

(83)

(73)

Other/minority interest

(1)

(3)

(8)

(7)

Pre-tax loss

(41)

(37)

(113)

(92

)

Tax benefit

10

12

34

38

Adj. net loss

(31)

(25)

(79)

(54)

Adj. loss per share

(0.48)

(0.39)

(1.23)

(0.85)

Slide 6 – ADJUSTED PROFIT AND LOSS SUMMARY

Let’s now move on and discuss Millennium’s Adjusted Profit and Loss Summary slide, which provides abbreviated Statements of Operations to arrive at an adjusted net loss after exclusion of certain designated items. Table V in our press release provides a reconciliation from these figures to reported GAAP results detailing each reconciling item on an after-tax basis similar to our last two slides.

Adjusted operating profit for the fourth quarter of 2003 was $8 million, down $14 million from the fourth quarter of last year, and down $2 million from what was earned in the third quarter of 2003.

Fourth quarter net interest expense was $24 million, up $2 million from the expense level for the fourth quarter of last year and up $1 million from the third quarter of 2003. Average net debt levels during the fourth quarter of this year were $53 million higher than average net debt levels during the third quarter of 2003. This was primarily due to an increase of $59 million from the termination of an accounts receivable securitization program done in conjunction with the amendment to the Company’s Credit Agreement.

Our share of Equistar’s operations, on an after interest basis, generated an adjusted equity loss of $24 million in the fourth quarter of 2003 compared to an adjusted equity loss of $34 million in the fourth quarter of 2002.

Income tax benefit recognized for the fourth quarter of 2003 was about 25 percent, slightly lower than the full year benefit of 30 percent due to adjustments to previous quarterly estimates. The adjusted net loss for the quarter was $31 million or 48 cents per share versus a net loss of $25 million or 39 cents per share for the fourth quarter of last year.

NET DEBT

$mn

(Restated)

12/03

9/03

12/02

Debt

1,467

1,363

1,242

Less cash

209

158

125

Net debt

1,258

1,205

1,117

Slide 7 – NET DEBT

Turning to our balance sheet and cash flow. Net debt at the end of the quarter was $1.258 billion, a balance that is $53 million more than the balance at the end of the third quarter of 2003 and $141 million higher than our net debt balance at the beginning of 2003. Cash on hand increased by $51 million during the quarter and by $84 million since the beginning of the year.

Our balance of cash at the end of 2003 plus available borrowings under our revolving credit facility total to more than $280 million of liquidity which is more than we had at the beginning of 2003. We were utilizing $52 million of the revolving credit facility at the end of 2003 and expect to pay that entire balance during the first quarter of 2004 with cash repatriated from Australia and Europe. The repatriation is not expected to result in any cash payment of tax.

Millennium does not have any significant debt maturing in either 2004 or 2005.

CHANGE IN NET DEBT

$mn

4Q03

2003

Operating loss

(97

)

(51)

Depreciation and amortization

30

113

Asset impairment charges

103

103

Interest payments

(50)

(95

)

Tax payments

(5

)

(38

)

Capital spending

(19

)

(48

)

Trade working capital

42

(63

)

A/R sale termination

(59)

(57

)

Dividends

-

(17

)

Other assets/liabilities

2

12

Increase in net debt

(53

)

(141

)

Slide 8 – CHANGE IN NET DEBT

Slide 8 details our change in net debt for both the fourth quarter and full year of 2003.

The asset impairment charges taken during the quarter were non-cash items and are added back to our operating loss.

Semi-annual interest payments were made for our bonds during the fourth quarter which totaled to about $49 million.

Tax payments for the quarter were minimal and capital spending remained at a low level for both the quarter and the year.

Trade working capital defined as accounts receivable plus inventories less accounts payable contributed cash for the quarter of $42 million. Trade working capital was a use of cash during the year due to a large reduction of trade payables and an increase in TiO2 finished goods inventory. TiO2 finished goods inventory increased in the first half of 2003 and decreased in the second half of 2003.

As previously stated, the termination of our accounts receivable securitization program had the effect of increasing on-balance-sheet debt by $59 million in the fourth quarter and by $57 million for the year 2003. Excluding the effect of the A/R securitization program, net debt would have declined slightly in the fourth quarter of 2003.

CAPITAL EXPENDITURES

109

110

97

71

60

48

1999

2000

2001

2002

2003

2004(E)

$mn

Slide 9 – CAPITAL EXPENDITURES

I’ll close with a slide showing the history of capital spending and an estimate of that figure for 2004.

Our employees worked very hard last year to control capital expenditures without sacrificing safety or environmental compliance.

Capital spending in the fourth quarter was $19 million compared to $10 million in the third quarter of 2003. For the full year of 2003, capital spending was $48 million, compared to $71 million in 2002. We will continue to control capital spending and full year capital spending for 2004 is expected to be approximately $60 million.

Now, I’ll turn it over to Mickey who will discuss some details about performance in our business segments and at Equistar.

MICKEY

Thanks Jack.

1*

17

21

23

3Q02

4Q02

1Q03

2Q03

3Q03

4Q03

TITANIUM DIOXIDE
Operating Income

$mn

* Excludes $103 million of asset impairment charges.

Slide 10 – TiO2 OPERATING INCOME

The Titanium Dioxide (TiO2) segment reported fourth quarter operating income of $1 million, compared to $17 million in the fourth quarter of 2002 and $7 million in the third quarter of 2003. The fourth quarter 2003 operating income excludes the $103 million of asset impairment charges. The sequential decline from the third quarter of 2003 to the fourth quarter of 2003 was due primarily to higher manufacturing costs resulting from unfavorable currency exchange rates and to a lesser extent higher maintenance and raw material costs.

TITANIUM DIOXIDE
Global Price Trend

80

90

100

110

120

1Q95

4Q95

3Q96

2Q97

1Q98

4Q98

3Q99

2Q00

1Q01

4Q01

3Q02

2Q03

price in US$

4Q03

Price index

Slide 11 – TiO2 GLOBAL PRICE TREND

In local currencies, average fourth quarter prices decreased 1 percent from the fourth quarter of 2002 and decreased 1 percent from the third quarter of 2003. In US dollar terms, the fourth quarter worldwide average selling prices increased 5 percent from the fourth quarter of 2002 and increased 1 percent from the third quarter of 2003.

152

149

145

145

161

171

153

142

1Q02

2Q02

3Q02

4Q02

1Q03

2Q03

3Q03

4Q03

TITANIUM DIOXIDE
Global Sales Volume

(thousand metric tons)

Slide 12 – TiO2 GLOBAL SALES VOLUME

Fourth quarter 2003 TiO2 sales volume of 152,000 metric tons represented an increase of 7 percent from the fourth quarter of 2002 and was up 2 percent from the third quarter of 2003. Full year 2003 sales volume of 591,000 metric tons was 6 percent lower than sales volume in 2002.

90

95

100

1Q01

2Q01

3Q01

4Q01

1Q02

2Q02

3Q02

4Q02

1Q03

2Q03

3Q03

4Q03

TITANIUM DIOXIDE
Average Global Operating Rate

% of capacity

Slide 13 – TiO2 AVERAGE GLOBAL OPERATING RATE

The fourth quarter 2003 TiO2 operating rate was 88 percent of annual nameplate capacity of 690,000 metric tons compared to 96 percent in the fourth quarter of 2002 and 84 percent in the third quarter of 2003.

1Q04 earnings are expected to be slightly higher than
      4Q03, but substantially lower than 1Q03

Higher demand expected

Manufacturing costs expected to remain high

TITANIUM DIOXIDE
Outlook

Slide 14 – TiO2 OUTLOOK

Operating income in the first quarter of 2004 is expected to be slightly higher than the fourth quarter of 2003, but substantially lower than the first quarter of 2003. Higher sales volumes are expected, but manufacturing costs are expected to remain high in part due to the expected continued weakness of the U.S. dollar compared to foreign currencies.

ACETYLS
Fourth Quarter Highlights

4Q03 vs 4Q02

4Q03 vs 3Q03

Operating income $9 million

VAM and acetic acid (aggregate)

Volume

(3) %

(6) %

Price

10%

-

%

Slide 15 – ACETYLS FOURTH QUARTER HIGHLIGHTS

The Acetyls segment reported fourth quarter operating income of $9 million compared to $8 million in the fourth quarter of 2002 and $6 million in the third quarter of 2003. This was the best quarter for Acetyls over the last three years.

In the aggregate, the weighted-average US dollar price for VAM and acetic acid in the fourth quarter of 2003 increased 10 percent compared to the fourth quarter of 2002 and was consistent with the third quarter of 2003. Aggregate volume for VAM and acetic acid in the fourth quarter of 2003 decreased 3 percent from the fourth quarter of 2002 and decreased 6 percent from the third quarter of 2003.

ACETYLS
Outlook

1Q04 results are expected to be slightly down from

4Q03

Sales volume similar to 4Q03

Higher feedstock costs

Slide 16 – ACETYLS OUTLOOK

Operating income in the Acetyls business segment for the first quarter of 2004 is expected to be lower than the fourth quarter of 2003 reflecting anticipated higher feedstock costs, both in average quarterly ethylene and natural gas costs.

SPECIALTY CHEMICALS
Fourth Quarter Highlights

4Q03 vs 4Q02

4Q03 vs 3Q03

Operating loss $1 million

Volume

1%

(8) %

Price

7%

5%

Slide 17 – SPECIALTY CHEMICALS FOURTH QUARTER HIGHLIGHTS

The Specialty Chemicals segment reported fourth quarter operating loss of $1 million compared to a loss of $2 million in the fourth quarter of 2002 and a loss of $1 million the third quarter of 2003. Sales volume increased 1 percent from the fourth quarter of 2002 and was down 8 percent from the third quarter of 2003. Average selling prices increased 7 percent compared to the fourth quarter of 2002 and increased 5 percent from the third quarter of 2003.

SPECIALTY CHEMICALS
Outlook

1Q04 operating results are expected to slightly improve

compared to 4Q03

Sales volume expected to increase

Improved operating efficiency

Favorable product mix

Slide 18 – SPECIALTY CHEMICALS OUTLOOK

Results for the Specialty Chemicals business segment in the first quarter of 2004 are expected to slightly improve from the fourth quarter of 2003. Sales volumes are expected to increase with improved operating efficiency and favorable product mix.

EQUISTAR
Fourth Quarter Highlights

Equity loss of $31 million

Results negatively impacted by high, volatile raw
material and energy prices as well as financing
and severance costs

Maintenance turnaround

Slide 19 – EQUISTAR FOURTH QUARTER HIGHLIGHTS

Millennium’s 29.5 percent stake in Equistar generated an equity loss on investment of $31 million in the fourth quarter of 2003 compared to an equity loss of $34 million in the fourth quarter of 2002 and a $12 million equity loss in the third quarter of 2003. Equistar results were negatively impacted by high, volatile raw material and energy prices as well as financing and severance costs.

Compared to the third quarter of 2003, the fourth quarter of 2003 results were negatively impacted by an increase in cost of ethylene production which was driven by higher crude oil and natural gas liquid prices. Price actions were implemented to offset these increases but the timing of implementation was insufficient to fully offset the cost increases. Additionally, a scheduled maintenance turnaround at an ethylene plant had a negative $5 million to $10 million impact on Equistar’s fourth quarter results.

EQUISTAR
Outlook

Volumes strong in the beginning of January

Price increases have been announced

Economic growth and hydrocarbon pricing a
concern

Slide 20 – EQUISTAR OUTLOOK

The early weeks of 2004 have yielded strong volumes, but raw material and energy cost increases are pressuring margins. Equistar has responded by announcing product price increases across the majority of their product lines. The improving economy should lead to improved performance for 2004.

Now, I’ll turn it over to Bob who will discuss our progress on our priorities.

BOB

Thanks Mickey.

PROGRESS ON PRIORITIES

Customers

Costs

Financial flexibility

Slide 21 – PROGRESS ON PRIORITIES

Since I took office in July 2003 our focus has been on the three key priorities; increasing customer focus, reducing costs and improving financial flexibility. These same priorities will continue as our main focus in 2004. I would like to provide you with some highlights on our progress and our plans in these key areas for 2004.

With respect to customers, I am proud to say we are back in the customer business. In titanium dioxide, our market share continues to improve over last year and based on negotiations during the last few months I expect our sales volume to continue to increase in 2004. Early indications of increased demand as well as the economy improving this year should support the price increases announced last fall. This will be a key business driver to improving our margins in 2004.

On our costs, while the savings generated from our reorganization will continue to have a positive impact, this was not enough to offset the negative effect of currency exchange on our manufacturing cost in 2003. The increase in the Australian dollar and Brazilian Real is compressing our average margins. As our highest priority this year will be to address these higher cost positions through both structural and control measures. All costs and capital expenditures will continue to be managed tightly and key metrics have been established for manufacturing performance.

With regards to financial flexibility, we stabilized our debt level in the fourth quarter and our liquidity as well as our debt maturity schedule have improved. We slowed our TiO2 plants in the second half of 2003 and managed to reduce finished goods inventory during a period when inventory builds normally take place. We will continue to seek options to reduce our debt in 2004 as it remains a high priority. We are progressing with our plans to dispose of non core assets and have uncovered smaller potential areas of opportunity in our asset base that have limited strategic value to Millennium.

We have completed and begun to execute on our strategic review of the fragrance and flavor business. As a result of this review, we are implementing a plan to reduce product offerings by 20% from 155 to 125, reduce total costs by 10%, reduce finished product warehouses from 5 to 2, simplify and reduce cost of our raw material procurement and take advantage of our low cost currency position with aggressive selling. As these measures are being implemented we will entertain offers on the business, as it is not a key strategic asset for the company, long-term.

Slide 22 – LOGO

This now concludes the formal part of the presentation. Thanks for your attention, and now we’d be happy to take your questions.

AFTER QUESTIONS & ANSWERS

MICKEY

If you were unable to hear the entire call, playback will be available until Tuesday, February 10, by calling 973-341-3080; reservation #4430833 and you can access the speech and slides on the Internet at http://www.millenniumchem.com. Thanks for listening, and if you have further questions please call 410-229-4434.